UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2017
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2017, Dusan Stojanovic, Executive Vice President and current Chief Risk Officer (“CRO”) of the Federal Home Loan Bank of Des Moines (the “Bank”), will no longer serve as CRO and will instead assume a newly-formed position as Chief Operating Officer of the Bank. Also effective June 1, 2017, Sunil U. Mohandas, Senior Vice President and current Market Risk Officer of the Bank, will become the Bank’s new CRO.

The terms of Mr. Stojanovic’s employment agreement effective November 10, 2014 between him and the Bank remain unchanged. The description of Mr. Stojanovic’s business experience for the past five years, including all positions and offices held within the Bank, and the description of the material terms of such employment agreement previously disclosed in the Bank’s annual report on Form 10-K for the year ended December 31, 2016 (filed March 21, 2017), are incorporated herein by reference. Such description of Mr. Stojanovic’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is incorporated herein by reference to Exhibit 10.6 to the Bank’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 (filed November 12, 2014).

The description of Mr. Mohandas’ business experience for the past five years, including all positions and offices held within the Bank, previously disclosed in the Bank’s annual report on Form 10-K for the year ended December 31, 2016 (filed March 21, 2017), are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

May 23, 2017	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President and Chief Executive Officer